UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 8, 2011

QSGI INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32620 (Commission File Number)	13-2599131 (IRS Employer Identification Number)

400 Royal Palm Way, Palm Beach, FL 33480 (Address of Principal Executive Office)
Registrant’s telephone number, including area code: (561) 629-5713

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.03                      Bankruptcy or Receivership

a)
On January 31, 2011, the Board of Directors of QSGI, INC. unanimously approved the Plan of Reorganization and Disclosure Statement to be filed in the United States Bankruptcy Court Southern District of Florida, West Palm Beach Division.  This was filed on February 1, 2011.

b)
On February 2, 2011, the United States Bankruptcy Court Southern District of Florida, West Palm Beach Division issued an order approving the Plan of Reorganization and Disclosure Statement, setting hearing on confirmation of plan, setting hearing on fee applications, setting various deadlines, and describing plan proponent’s obligations.  The deadlines set by the court are as follows:

a.	February 9, 2011, the proponents deadline for serving the order, disclosure statement, plan and ballot;

b.	February 9, 2011, deadline for objections to claims;

c.	February 28, 2011, deadline for fee applications;

d.	March 7, 2011, proponent’s deadline for serving notice of fee application;

e.	March 7, 2011, deadline for objections to confirmation;

f.	March 7, 2011, deadline for filing ballots accepting or rejecting plan;

g.	March 16, 2011, proponent’s deadline for filing proponents report and confirmation affidavit;

h.	March 21, 2011, 9:30 am EST, confirmation hearing.

c)
The company believes that the proposed plan as presented provides for a greater recovery for the unsecured creditors than would have transpired had the company been liquidated under Chapter 7.  The company is not aware of any other proposed plans of reorganization.

d)	The complete Court Order, Final Plan and the Final Disclosure can be viewed or downloaded from our website at www.qsgiinc.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QSGI INC.

Date: February 8, 2011	By:	/S/ Marc Sherman
Marc Sherman
Chairman of the Board